                                                                    EXHIBIT 99.1

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF SEPTEMBER 30, 1995 AND 1994,
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Scripps League Newspapers, Inc., and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Scripps League Newspapers, Inc. (a Delaware corporation), and Subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scripps League Newspapers, Inc., and Subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

     As explained in Notes 2 and 7 to the financial statements, effective September 30, 1994 and October 1, 1993, respectively, the Company changed its methods of accounting for investments and income taxes.

                                                 /s/ ARTHUR ANDERSEN LLP

                                          --------------------------------------
                                                   Arthur Andersen LLP

Washington, D.C.,
November 17, 1995

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                            SEPTEMBER 30,
                                                                      --------------------------
                                                                         1995           1994
                                                                      -----------    -----------
CURRENT ASSETS:
  Cash.............................................................   $ 4,331,929    $ 3,995,778
  Trade accounts receivable, less allowance of $217,000 and
  $242,000 in 1995 and 1994, respectively, for discounts and
  doubtful accounts................................................     5,706,500      5,539,681
  Income taxes receivable..........................................     1,058,199        361,794
  Deferred income tax asset (Note 7)...............................       742,926      1,447,215
  Newsprint inventories............................................     1,102,507        909,425
  Prepaid expenses and other current assets (Note 3)...............       460,442      1,038,839
                                                                      -----------    -----------
       Total current assets........................................    13,402,503     13,292,732
                                                                      -----------    -----------
PROPERTY, PLANT, AND EQUIPMENT, at cost (Notes 2 and 9):
  Land and improvements............................................     2,969,291      2,829,614
  Building and leasehold improvements..............................    13,080,900     13,070,286
  Machinery and equipment..........................................    16,906,852     18,714,258
                                                                      -----------    -----------
                                                                       32,957,043     34,614,158
  Less -- Accumulated depreciation and amortization................    17,373,911     15,815,741
                                                                      -----------    -----------
       Total property, plant, and equipment, net...................    15,583,132     18,798,417
                                                                      -----------    -----------
OTHER ASSETS:
  Intangible assets (Note 4).......................................     6,748,533      6,188,396
  Municipal Bonds, amortized cost value of $15,830,711 and
        $12,013,377 as of September 30, 1995 and 1994, respectively
        (Note 2)...................................................    15,683,725     10,795,756
  Deferred income tax asset (Note 7)...............................     1,106,814        516,836
  Notes receivable, net of current portion.........................       249,056        222,862
                                                                      -----------    -----------
                                                                       23,788,128     17,723,850
                                                                      -----------    -----------
       Total assets................................................   $52,773,763    $49,814,999
                                                                      ===========    ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            SEPTEMBER 30,
                                                                      --------------------------
                                                                         1995           1994
                                                                      -----------    -----------
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities (Note 5)................   $ 3,715,479    $ 4,145,936
  Deferred subscription revenue....................................     1,808,151      1,541,664
  Current portion of long-term debt (Note 6).......................       326,685        150,054
                                                                      -----------    -----------
       Total current liabilities...................................     5,850,315      5,837,654
LONG-TERM DEBT, net of current portion (Note 6)....................     2,096,065      1,546,312
MINORITY INTERESTS IN SUBSIDIARIES.................................     2,259,084      1,806,185
                                                                      -----------    -----------
       Total liabilities...........................................    10,205,464      9,190,151
                                                                      -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)
STOCKHOLDERS' EQUITY:
  Common stock
     Class A, nonvoting, $1.00 par value; 2,450,000 shares
      authorized; 243,843 shares issued and outstanding in 1995 and
      1994.........................................................       243,843        243,843
     Class B, voting, $1.00 par value; 50,000 shares authorized;
      25,896 shares issued and outstanding in 1995 and 1994........        25,896         25,896
  Capital in excess of par value...................................        57,013         57,013
  Retained earnings................................................    42,388,533     41,265,717
  Unrealized holding loss on available-for-sale securities.........      (146,986)      (967,621)
                                                                      -----------    -----------
       Total stockholders' equity..................................    42,568,299     40,624,848
                                                                      -----------    -----------
       Total liabilities and stockholders' equity..................   $52,773,763    $49,814,999
                                                                      ===========    ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEARS ENDED SEPTEMBER 30,
                                                         -----------------------------------------
                                                            1995           1994           1993
                                                         -----------    -----------    -----------
OPERATING REVENUES:
  Advertising.........................................   $50,609,838    $46,352,592    $44,880,850
  Circulation.........................................    12,771,303     12,374,053     11,894,655
  Job printing........................................     2,412,059      2,140,860      2,319,399
  Sublease income.....................................       408,100        373,549        148,273
                                                         -----------    -----------    -----------
     Total operating revenues.........................    66,201,300     61,241,054     59,243,177
                                                         -----------    -----------    -----------
OPERATING EXPENSES:
  Newspaper operations................................    46,085,324     42,054,971     41,519,192
  General and administrative..........................     9,309,426      9,297,600     11,450,984
  Depreciation and amortization.......................     2,790,940      2,245,662      2,285,778
                                                         -----------    -----------    -----------
     Total operating expenses.........................    58,185,690     53,598,233     55,255,954
                                                         -----------    -----------    -----------
MINORITY INTEREST.....................................       493,159        529,819        428,366
OPERATING INCOME......................................     7,522,451      7,113,002      3,558,857
OTHER INCOME AND EXPENSE:
  Interest income.....................................       800,095        548,505        830,618
  Interest expense....................................      (147,743)      (122,747)      (353,597)
  Charitable contributions............................    (3,482,508)       (94,512)        (7,384)
  Other income........................................       111,886         86,907      1,527,043
                                                         -----------    -----------    -----------
INCOME BEFORE PROVISION FOR INCOME TAXES..............     4,804,181      7,531,155      5,555,537
PROVISION FOR INCOME TAXES (NOTE 7)...................    (2,764,252)    (3,353,123)    (1,983,132)
                                                         -----------    -----------    -----------
NET INCOME............................................   $ 2,039,929    $ 4,178,032    $ 3,572,405
                                                         ===========    ===========    ===========
NET INCOME PER COMMON SHARE...........................   $      7.56    $     15.49    $     12.19
                                                         ===========    ===========    ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING.........       269,739        269,739        293,177
                                                         ===========    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                              CAPITAL
                                                                                IN
                                                                             EXCESS OF     RETAINED
                                                      CLASS A     CLASS B    PAR VALUE     EARNINGS
                                                      --------    -------    ---------    -----------
BALANCE, September 30, 1992.........................  $302,054    $25,896     $57,013     $47,863,266
  Dividends on Class A and B common stock, $13.15
     per share......................................        --         --          --      (3,855,324)
  Repurchase of Class A stock.......................   (31,250)        --          --      (4,968,750)
  Retirement of treasury stock......................   (26,961)        --          --      (4,606,799)
  Net income........................................        --         --          --       3,572,405
                                                      --------    -------     -------     -----------
BALANCE, September 30, 1993.........................   243,843     25,896      57,013      38,004,798
  Unrealized holding loss on available-for-sale
     securities.....................................        --         --          --              --
  Dividends on Class A and B common stock, $3.40 per
     share..........................................        --         --          --        (917,113)
  Net income........................................        --         --          --       4,178,032
                                                      --------    -------     -------     -----------
BALANCE, September 30, 1994.........................   243,843     25,896      57,013      41,265,717
  Unrealized holding gain on available-for-sale
     securities.....................................        --         --          --              --
  Dividends on Class A and Class B common stock,
     $3.40 per share................................        --         --          --        (917,113)
  Net income........................................        --         --          --       2,039,929
                                                      --------    -------     -------     -----------
BALANCE, September 30, 1995.........................  $243,843    $25,896     $57,013     $42,388,533
                                                      ========    =======     =======     ===========

                                                                     UNREALIZED HOLDING
                                                                     LOSS ON AVAILABLE-        TOTAL
                                                       TREASURY           FOR-SALE         STOCKHOLDERS'
                                                         STOCK           SECURITIES           EQUITY
                                                      -----------    ------------------    -------------
BALANCE, September 30, 1992........................   $(4,633,760)       $       --         $ 43,614,469
  Dividends on Class A and B common stock, $13.15
     per share.....................................            --                --           (3,855,324)
  Repurchase of Class A stock......................            --                --           (5,000,000)
  Retirement of treasury stock.....................     4,633,760                --                   --
  Net income.......................................            --                --            3,572,405
                                                      -----------        ----------         ------------
BALANCE, September 30, 1993........................            --                --           38,331,550
  Unrealized holding loss on available-for-sale
     securities....................................            --          (967,621)            (967,621)
  Dividends on Class A and B common stock, $3.40
     per share.....................................            --                --             (917,113)
  Net income.......................................            --                --            4,178,032
                                                      -----------        ----------         ------------
BALANCE, September 30, 1994........................            --          (967,621)          40,624,848
  Unrealized holding gain on available-for-sale
     securities....................................            --           820,635              820,635
  Dividends on Class A and Class B common stock,
     $3.40 per share...............................            --                --             (917,113)
  Net income.......................................            --                --            2,039,929
                                                      -----------        ----------         ------------
BALANCE, September 30, 1995........................   $        --        $ (146,986)        $ 42,568,299
                                                      ===========        ==========         ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED SEPTEMBER 30,
                                                         -----------------------------------------
                                                            1995           1994           1993
                                                         -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................   $ 2,039,929    $ 4,178,032    $ 3,572,405
  Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization....................     2,790,940      2,245,662      2,285,778
     Minority interests...............................       493,159        529,819        428,366
     Noncash charitable contribution..................     2,779,870             --             --
     Increase in trade accounts receivable, net.......      (166,819)      (545,663)       258,500
     (Increase) decrease in income taxes receivable...      (696,405)     1,075,184     (1,015,727)
     (Increase) decrease in newsprint inventories.....      (193,082)        73,452         (4,390)
     Decrease (increase) in prepaid expenses..........       554,154       (226,629)        42,797
     Decrease (increase) in deferred income tax
       benefit, net of benefit for unrealized holding
       gains on investments...........................      (135,689)      (654,285)      (276,314)
     (Decrease) increase in accounts payable and
       accrued liabilities............................      (430,457)      (886,853)       615,312
     Increase in deferred subscription revenue........       266,487         51,375        189,617
                                                         -----------    -----------    -----------
          Net cash provided by operating activities...     7,302,087      5,840,094      6,096,344
                                                         -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net payments received on notes receivable and other
     investments......................................        (1,951)     1,769,841     (1,821,448)
  Capital expenditures, net...........................    (2,020,663)    (1,437,466)    (2,029,372)
  Purchase of new publication.........................       (75,000)            --             --
  Purchase of municipal bonds.........................    (3,817,334)    (3,375,847)    (8,637,530)
  Sale of U.S. Treasury notes.........................            --             --     18,669,919
                                                         -----------    -----------    -----------
          Net cash provided by (used in) investing
            activities................................    (5,914,948)    (3,043,472)     6,181,569
                                                         -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of long-term debt..............       (93,615)      (131,110)    (5,038,749)
  Net payments to minority interests..................       (40,260)      (274,508)      (363,684)
  Dividends paid......................................      (917,113)      (917,113)    (3,855,324)
  Repurchase of Class A Stock.........................            --             --     (5,000,000)
                                                         -----------    -----------    -----------
          Net cash used in financing activities.......    (1,050,988)    (1,322,731)   (14,257,757)
                                                         -----------    -----------    -----------
NET (DECREASE) INCREASE IN CASH.......................       336,151      1,473,891     (1,979,844)
CASH, beginning of year...............................     3,995,778      2,521,887      4,501,731
                                                         -----------    -----------    -----------
CASH, end of year.....................................   $ 4,331,929    $ 3,995,778    $ 2,521,887
                                                         ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during year for --
     Interest.........................................   $   118,863    $   122,625    $ 1,000,547
     Income taxes.....................................   $ 3,596,346    $ 2,932,223    $ 3,275,172
                                                         ===========    ===========    ===========
  Noncash items --
     Noncash charitable contributions.................   $ 2,779,870    $        --    $        --
     Note payable in exchange for new publication.....   $   820,000    $        --    $        --
                                                         ===========    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS DESCRIPTION:

History and Organization

     Scripps League Newspapers, Inc., (a Delaware corporation) and Subsidiaries, (collectively, the "Company"), is a publisher of sixteen daily newspapers serving smaller cities, primarily in the West and Midwest. The Company also publishes approximately thirty non-daily publications, including weeklies and shoppers. The five largest daily publications of the Company represent sixty percent of the Company's revenues and two-thirds of its operating cash flows for the year ended September 30, 1995.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation and Basis of Presentation

     The accompanying financial statements include the accounts of Scripps League Newspapers, Inc., and its majority owned subsidiaries. The accompanying consolidated financial statements are presented on the accrual method of accounting. All significant transactions between consolidated companies have been eliminated.

Newsprint Inventories

     Inventories consist of newsprint and are stated at the lower of cost or market. Cost is determined principally on the last-in, first-out method. Had the first-in, first-out method been used, inventory would have been increased by approximately $371,000, and $17,000 in 1995 and 1994, respectively.

Depreciation and Amortization

     Depreciation and amortization are provided on the straight-line and double declining-balance methods over the assets' estimated useful lives as follows: buildings, 20 to 40 years; leasehold improvements, the lesser of the useful life or the term of the lease; and machinery and equipment, 3 to 11 years.

Intangible Assets

     The Company has recorded the cost of acquired businesses in excess of amounts assigned to certain assets as a noncurrent asset. Net excess costs of $987,248 arising prior to November 1970 are not being amortized. Costs arising after that date are being amortized on a straight-line basis (approximately $273,000 and $309,000 in 1995 and 1994, respectively) over various periods based upon the underlying estimated lives, not exceeding 40 years.

     In May 1995, the Company acquired certain assets for the amount of $895,000. The Company recorded approximately $845,000 of costs of acquired businesses in excess of amounts assigned to certain assets in connection with this purchase.

     Pro forma net revenues, net income and net income per share reflecting the acquisitions described above as if they had occurred on October 1, 1993, 1994 and 1995, respectively, have been omitted because the difference between these amounts and historical results is not material.

Investments

     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company elected to adopt SFAS No. 115 as of September 30, 1994, which requires investments that are "available-for-sale" to be stated at their fair market value. The effect of the adoption was a reduction of the Company's investments and stockholders' equity as of September 30, 1994, in the amount of $1,217,621, and a corresponding tax benefit of $250,000. As of September 30, 1995, a reduction of the Company's investments

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

and stockholders' equity has been made in the amount of $222,706, and a corresponding tax benefit of $75,720 to reflect an unrealized holding loss on "available-for-sale" securities.

     Investments consist of the following as of September 30, 1995.

                                                               FAIR MARKET
                                                                  VALUE          COST
                                                               -----------    -----------
        Municipal bonds maturing in:
          5-10 years........................................   $ 3,827,265    $ 3,455,770
          Greater than 10 years.............................    11,780,740     12,374,941
                                                               ------------   ------------
                                                               $15,608,005    $15,830,711
                                                               ============   ============

Income Taxes

     The Company and its subsidiaries have varying tax fiscal years, and all subsidiaries file separate income tax returns using the applicable tax year for the subsidiary. Income taxes have been provided for in the accompanying financial statements based on an approximation for the financial reporting fiscal years ended September 30, 1995, 1994 and 1993.

     Deferred income taxes have been provided for revenues and expenses accrued for financial statement purposes but not accrued for tax purposes and for tax depreciation in excess of that for financial reporting purposes. The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes."

Retirement and Savings Plan

     The Company has a defined contribution retirement and savings plan (the "Plan"). During 1994, the Plan was amended to eliminate required matching contributions by the Company. Contributions charged to expense for the Plan were approximately $153,000 in 1994. No contributions were made to the Plan by the Company during 1995. All contributions to the Plan are at the discretion of the Board of Directors.

Net Income Per Common Share

     Net income per share has been computed using the weighted-average number of Class A and Class B common shares outstanding during the applicable period. Fully-diluted net income per share is not presented as it would not materially differ from primary net income per share.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following.

                                                                       SEPTEMBER 30,
                                                                   ----------------------
                                                                     1995         1994
                                                                   --------    ----------
        Prepaid insurance.......................................   $318,667    $  874,579
        Prepaid repairs and maintenance.........................     76,800        76,800
        Notes receivable........................................     31,110        55,353
        Other...................................................     33,865        32,107
                                                                   --------    ----------
             Total prepaid expenses and other assets............   $460,442    $1,038,839
                                                                   ========    ==========

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

4. INTANGIBLE ASSETS:

     Intangible assets consist of the following.

                                                                      SEPTEMBER 30,
                                                                 ------------------------
                                                                    1995          1994
                                                                 ----------    ----------
        Costs of acquired businesses in excess of amounts
          assigned to certain assets (Note 2).................   $6,676,533    $6,104,396
        Unamortized noncompetition expense (Note 6)...........       72,000        84,000
                                                                 ----------    ----------
             Total intangible assets..........................   $6,748,533    $6,188,396
                                                                 ==========    ==========

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following.

                                                                      SEPTEMBER 30,
                                                                 ------------------------
                                                                    1995          1994
                                                                 ----------    ----------
        Accounts payable......................................   $2,060,858    $2,039,471
        Accrued payroll.......................................      485,097       566,308
        Accrued vacation......................................      629,913       594,499
        Accrued litigation expenses...........................           --       799,547
        Other accrued expenses................................      539,611       146,111
                                                                 ----------    ----------
             Total accounts payable and accrued liabilities...   $3,715,479    $4,145,936
                                                                 ==========    ==========

6. LONG-TERM DEBT:

     Long-term debt consists of the following as of September 30.

                                                                      SEPTEMBER 30,
                                                                 ------------------------
                                                                    1995          1994
                                                                 ----------    ----------
        Contracts to purchase businesses, 7.5%, partially
          secured by common stock of acquired subsidiaries and
          certain real and personal property, maturing on
          various dates through 1997..........................   $   25,500    $   38,251
        Mortgage notes, at rates ranging from 4% to 12%,
          including variable rates of prime rate to 2% over
          prime rate, maturing on various dates through
          2007................................................    1,016,020     1,111,090
        Covenants not to compete, bearing no interest,
          maturing in 2001....................................       72,000        84,000
        Note to purchase new publication, 9%, maturing in
          1999................................................      820,000            --
        Other notes, rates ranging from 5.0% to 9.0%, maturing
          on various dates through 2001.......................      489,230       463,025
                                                                 ----------    ----------
                                                                  2,422,750     1,696,366
        Current portion.......................................     (326,685)     (150,054)
                                                                 ----------    ----------
        Long-term portion.....................................   $2,096,065    $1,546,312
                                                                 ==========    ==========

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     Long-term debt is due in varying installments through 2007. Maturities of long-term debt are as follows.

        1996..............................................................  $  326,685
        1997..............................................................     708,750
        1998..............................................................     250,215
        1999..............................................................     243,196
        2000..............................................................      36,891
        Thereafter........................................................     857,013
                                                                            ----------
                                                                            $2,422,750
                                                                            ==========

7. INCOME TAXES:

     The provision for income taxes consists of the following for the years ended September 30.

                                                        1995          1994          1993
                                                     ----------    ----------    ----------
        Current:
          Federal..................................  $2,579,571    $3,572,264    $1,950,756
          State....................................     320,370       434,877       308,690
                                                     ----------    ----------    ----------
                                                      2,899,941     4,007,141     2,259,446
                                                     ----------    ----------    ----------
        Deferred:
          Federal..................................       9,376      (589,388)     (264,227)
          State....................................    (145,065)      (64,630)      (12,087)
                                                     ----------    ----------    ----------
                                                       (135,689)     (654,018)     (276,314)
                                                     ----------    ----------    ----------
                                                     $2,764,252    $3,353,123    $1,983,132
                                                     ==========    ==========    ==========

     Significant components of the Company's deferred tax assets are as follows.

                                                                      SEPTEMBER 30,
                                                                 ------------------------
                                                                    1995          1994
                                                                 ----------    ----------
        Net operating loss carryforwards.......................  $1,945,215    $2,231,112
        Accruals not currently deductible for tax purposes.....     655,634       464,020
        Unrealized holding loss on available-for-sale
          securities...........................................          --       250,000
        Charitable contribution carryforward...................   1,053,047            --
        Depreciation...........................................    (177,270)     (189,342)
        Other..................................................     153,206       130,559
                                                                 ----------    ----------
             Gross deferred tax assets.........................   3,629,832     2,886,349
        Valuation allowance....................................  (1,780,092)     (922,298)
                                                                 ----------    ----------
             Net deferred tax assets...........................  $1,849,740    $1,964,051
                                                                 ==========    ==========

                        SCRIPPS LEAGUE NEWSPAPERS, INC.,
                                AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

     The provision for income taxes results in effective rates that differ from the Federal statutory rate as follows.

                                                                   1995      1994      1993
                                                                   ----      ----      ----
        Statutory federal income tax rate.......................    34%       34%       34%
        State income taxes......................................     5         5         2
        Losses not benefited, net...............................    (1)        4         8
        Net operating losses not previously benefited...........    --        --       (11)
        Contribution not currently benefited....................    18        --        --
        Other...................................................     2         2         3
                                                                   ---        --        --
        Effective income tax rate...............................    58%       45%       36%
                                                                   ===        ==        ==



     At September 30, 1995 and 1994, net operating loss carryforwards were available to reduce certain subsidiaries' future taxable income in the aggregate amount of approximately $5.7 million and $6.6 million, respectively. The carryforwards expire at various dates from 2006 through 2010.

8. COMMITMENTS AND CONTINGENCIES:

Leases

     The Company leases newspaper properties, office space and equipment under noncancellable operating leases with minimum annual rent commitments, exclusive of insurance and property taxes, as follows.

        1996..............................................................   $  833,674
        1997..............................................................      709,558
        1998..............................................................      653,573
        1999..............................................................      587,146
        2000..............................................................      515,638
        Thereafter........................................................      466,530
                                                                             ----------
                                                                             $3,766,119
                                                                             ==========

     Rent expense included in newspaper operations' expenses in the accompanying consolidated statements of income is approximately $730,000, $790,000 and $740,000 for 1995, 1994 and 1993, respectively.

Litigation

     As of November 1995, the Company is involved in several litigation matters arising in the normal course of business. Management believes that the outcome of pending actions will not have a material adverse impact on the Company's consolidated financial position or results of operations.

9. TRANSACTIONS WITH RELATED PARTIES:

     The Company leases a portion of its corporate headquarters' property to its principal stockholders for $5,000 per month, its independently appraised fair market value at the beginning of the lease. Also, the Company leases certain properties from its principal stockholders for $15,000 per month. Included in accounts receivable is a receivable due from the principal stockholders for approximately $15,000 and $34,000 at September 30, 1995 and 1994, respectively.

10. CHARITABLE CONTRIBUTIONS:

     In fiscal 1995, certain assets with a carrying value of approximately $2.8 million were donated as a charitable contribution. In connection with this contribution, the Company agreed to make future donations in the amount of $249,000. The tax benefit of charitable contributions is subject to certain limitations. The Company believes that the tax benefit associated with these contributions will total approximately $1 million and is being recorded as realized.